UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 19, 2025

ASSERTIO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39294	85-0598378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 South Saunders Rd., Suite 300,

Lake Forest, IL 60045

(Address of principal executive offices, including zip code)

(224) 419-7106

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0001 par value	ASRT	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

On December 19, 2025, Assertio Holdings, Inc. (the “Company”) filed a Certificate of Amendment to its certificate of incorporation (the “Certificate of Amendment”) to implement a reverse stock split (the “Reverse Split”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a ratio of 1:15 (the “Reverse Split Ratio”). The Reverse Split was approved by the Company’s stockholders at this year’s annual meeting, held on May 7, 2025.

The Reverse Split will become effective as of 12:01 a.m. Eastern Time on December 26, 2025 (the “Effective Time”), and the Company’s Common Stock is expected to commence trading on a split-adjusted basis when the market opens on December 26, 2025, at which time the Common Stock will be represented by a new CUSIP number (04546C 304). The Common Stock will continue to trade on the Nasdaq Stock Market under the symbol “ASRT.”

As of the Effective Time, each fifteen shares of Common Stock outstanding will be combined, automatically and without any action on the part of the Company or its stockholders, into one new share of Common Stock. No fractional shares of Common Stock will be issued as a result of the Reverse Split. In lieu of any fractional shares to which a stockholder of record would otherwise be entitled, the Company will pay cash (without interest and subject to withholding taxes, as applicable) equal to such fraction multiplied by the closing price of the Common Stock on the Nasdaq Stock Market on December 24, 2025 (as adjusted in good faith by the Company to account for the Reverse Split Ratio). The par value per share of the Common Stock will remain unchanged.

In addition, effective as of the Effective Time and based on the Reverse Split Ratio, proportionate adjustments will be made (i) in accordance with the terms of the indenture, to the conversion rate of the Company’s 6.5% Convertible Senior Notes due 2027, and (ii) in accordance with the terms of the Company’s equity incentive compensation plans, to (a) the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options, (b) the number of shares issuable upon the vesting of all restricted stock units and (c) the number of shares authorized and reserved for issuance pursuant to the Company’s equity incentive compensation plans.

The foregoing description of the Reverse Split does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed with this report as Exhibit 3.1 and is incorporated into this report by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, dated December 19, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2025

ASSERTIO HOLDINGS, INC.

/s/ Mark L. Reisenauer
Mark L. Reisenauer
Chief Executive Officer